AN OFFERING CIRCULAR PURSUANT TO THE REQUIREMENTS OF REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING INVESTORS A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

As filed with the Securities & Exchange Commission on September 26, 2023

OFFERING CIRCULAR

FOR

AMAZON FUN PARKS, INC., A NEW YORK CORPORATION

1 World Trade Center, Ste. 8500
New York, NY 10007

Email:  finance@amazonfunparks.com
Phone: 800-259-9968, 631-779-3174

Securities offered by Company:	up to 60,000,000 shares of common stock
Maximum amount offered by Company:	up to $75,000,000
Price per share of Common Stock:	$1.25
Minimum investment amount per investor:	$627.50 (500 shares)

Amazon Fun Parks, Inc., (the “IHS”, “Company”, “we”, “us” or “our”) is a New York corporation. The Company will be managed by our executive officers (each an “Officer” and collectively, the “Officers”) who serve at the direction of our board of directors (the “Board”).  As further described in this Offering Circular (the “Offering Circular”), the Company has been organized as an entertainment and hospitality company that will develop Amazon themed resort parks.

The Company is offering by means of this Offering Circular 60,000,000 shares of its common stock (“Common Stock”) on a “best efforts” and ongoing basis to investors who meet the Investor Suitability standards as set forth herein. (See “Investor Suitability” below.)

We anticipate that shares of Common Stock will be sold by the Company and our Officers, the Company and our Officers may also offer and sell shares of Common Stock through the services of a broker/dealer who is a member firm of the Financial Industry Regulatory Authority (“FINRA”).

The minimum investment amount per investor (each an “Investor” and collectively, the “Investors”) is Six Hundred Twenty-Seven and 50/100 Dollars ($624.50) for a total of five hundred (500) shares of Common Stock. Investors cannot purchase fractional shares of Common Stock. Investors whose purchase of Common Stock is accepted shall be referred to herein individually as a “Stockholder” or collectively as the “Stockholders”.

The shares of Common Stock will not initially be listed for trading on a stock exchange or other trading market, and the shares of Common Stock are subject to certain transfer restrictions, including those detailed in Company’s Stockholders’ Agreement (as may be amended from time to time, the “Stockholders’ Agreement”).

Investing in our shares of Common Stock is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” to read about the more significant risks you should consider before buying our shares of Common Stock.

This offering is being conducted on a “best-efforts” basis, which means we (and any broker/dealer we engage who is a member of FINRA) will use commercially reasonable best efforts in an attempt to sell the shares of Common Stock. Our Officers will not receive any commission or any other remuneration for these sales. In offering the shares of Common Stock on behalf of the Company, our Officers will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

We are an “emerging growth company” under applicable United States Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements. This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE BY INVESTORS EXCEEDS FIFTY MILLION AND N0/100 DOLLARS ($50,000,000) ANNUALLY, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER II SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE SECURITIES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS

SHOULD CONTACT THE COMPANY IMMEDIATELY TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE COMPANY AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS, HER OR ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR SHARES OF COMMON STOCK. THE PURCHASE OF SHARES OF COMMON STOCK BY AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED.

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST. RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

THE COMPANY INTENDS TO OFFER SHARES OF COMMON STOCK DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). PURSUANT TO RULE 251(D)(3)(I)(F), THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AFTER THE INITIAL QUALIFICATION DATE.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our shares of Common Stock.

From the Sale of shares of Common Stock	Per Share	Proceeds to Us (4)
Public Share offering Price (1)	$1.25	$75,000,000
Commissions (2)	$0.00	$0.00
Proceeds to Us Before Expenses (3)	$0.00	$75,000,000

(1)The price per share of Common Stock shown was determined by our Officers based on comparable companies.

(2)Shares of Common Stock will be offered and sold directly by the Company and our Officers. No commissions for selling shares of Common Stock will be paid to the Company or the Officers. Shares of Common Stock may also be sold by a SEC registered broker-dealer and a member of Financial Industry Regulatory Authority (“FINRA”).

(3)The Company will be reimbursed for organization, offering, accounting and legal costs in connection with this offering, which are expected to be approximately ten percent (10.0%) of the total capital raised.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the Form S-11 disclosure format.

The date of this Offering Circular is September 26, 2023.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any supplements to this Offering Circular, which we refer to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “ADDITIONAL INFORMATION” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on our website, www.amazonfunparks.com. The contents of our website (other this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

Our Officers and those selling shares of Common Stock on our behalf in this offering will be permitted to make a determination that the purchasers of shares of Common Stock in this offering are “qualified purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our shares of Common Stock will be offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our shares of Common Stock offered hereby are offered and sold only to “qualified purchasers” or at a time when our shares of Common Stock are listed on a national securities exchange. “Qualified purchasers” include:

1.“accredited investors” under Rule 501(a) of Regulation D; and

2.all other investors so long as their investment in our shares of Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, our shares of Common Stock will be offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our shares of Common Stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor”. Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

There are a number of statements in this Offering Circular which address activities, events, or developments which we expect or anticipate will or may occur in the future.  These statements are based on certain assumptions and analyses we made in light of its perception of historical trends, current business and economic conditions, and expected future developments, as well as other factors we believe are reasonable or appropriate.  There can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business or operations.  ANY ESTIMATES OF LIKELY CASH FLOW ARE JUST THAT – ESTIMATES.  CASH FLOW, IF ACHIEVED, WILL BE ERRATIC.

Potential investors can identify forward-looking statements by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” and similar expressions that are intended to identify forward-looking statements.  These statements are not guarantees of future performance and are subject to risks and uncertainties and other factors, some of which are beyond our control and are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  In evaluating these forward-looking statements each investor should carefully consider the risks and uncertainties described in  this Offering Circular.

Factors, many of which are beyond our control, which could have a material adverse effect on our operations and future prospects include, but are not limited to:

●any of the risk factors identified above;

●our ability to effectively deploy the proceeds raised in this offering;

●our ability to attract investors to purchase shares of Common Stock;

●changes in economic conditions across the United States;

●expected rates of return provided to investors;

●the ability of our Officers to manage our operations;

●the quality and performance of the receivables;

●legislative or regulatory changes impacting our business or our assets (including SEC guidance related to Regulation A or the JOBS Act);

●our compliance with applicable local, state and federal laws.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering Circular. All forward-looking statements are made as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Offering Circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Offering Circular will be achieved.

OFFERING SUMMARY

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular. This Offering Circular, together with the exhibits attached including, but not limited to, the Certificate of Incorporation filed on February 22, 2016 as amended by that certain Certificate of Amendment to the Certificate of Incorporation filed on March 23, 2023 (collectively, the “Articles”), copies of which are attached hereto as Exhibit 2.1, the Bylaws (“Bylaws”), a copy of which is attached hereto as Exhibit 2,2, and the Stockholders’ Agreement (collectively, the “Stockholders’ Agreement”), a copy of which is attached hereto as Exhibit 2.3, should be carefully read in its entirety before any investment decision is made.

Securities Offered:	Up to 60,000,000 shares of common stock (“Common Stock”) on a “best efforts” basis to qualified Investors who meet the Investor Suitability Standards as set forth herein.
Offering Price Per Share:	$1.25 per share of Common Stock.
Shares Outstanding Before this Offering:	As of the date of this Offering Circular, there are 240,000,000 shares of Common Stock issued and outstanding. The Company has not issued any warrants or options.
Minimum Number of Shares to Be Sold in this Offering:	There is no minimum number of shares of Common Stock to be offered in this offering.
Shares Outstanding After this Offering:

300,000,000 shares of Common Stock, assuming the maximum offering of shares of Common Stock is achieved in this offering and the maximum offering of shares of Common Stock is achieved in the Brazilian offering.

Regulation A Tier:	Tier 2.
Manner of Offering:	See section titled “Plan of Distribution.”
Investor Suitability Standards:

Accredited investors pursuant to Rule 501 and non-accredited investors. Pursuant to Rule 251(d)(2)(C), non-accredited investors who are natural persons may only invest the greater of 10% of their annual income or net worth. Non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Termination of this Offering:

The offering will terminate upon the earlier of  (i) such time as all of the shares of Common Stock have been sold pursuant to this offering circular; (ii) the date that is twelve months from the date that this offering is qualified by the U.S. Securities and Exchange Commission unless extended by us for an additional ninety (90) days, in our sole discretion, without notice to or consent from investors; or (iii) the date at which the offering is earlier terminated by the Company in its sole discretion, which may occur at any time. We reserve the right to terminate the offering at any time and for any reason, without notice to or consent from any purchaser of shares of Common Stock in the offering.

Terms of Offering:	All subscriptions are irrevocable, subject to acceptance by the Company. We may accept or reject any subscription, in whole or in part, for any reason, in our sole discretion.
Use of Proceeds:

If we receive $75,000,000 of gross proceeds from the sale of our securities under this offering circular, we estimate our net proceeds, after deducting estimated expenses, will be approximately $65,000,000. The proceeds of this offering will be used primarily for the development of the Amazon Fun Park in Las Vegas, Nevada, USA (the “Project”). See “Investment Objectives and Strategy” and “Use of Proceeds.”

Risk Factors:

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

1.The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

2.The Company is controlled by its Officers.

3.There is no current market for any of our shares of Common Stock.

Company Information:

Our principal executive offices are located at 1 World Trade Center, Ste. 8500, New York, 10007; our telephone numbers are 800-259-9968; 631-779-3174; our corporate website is located at www.amazonfunparks.com. No information found on such a website is part of this Offering Circular.

Commissions for Selling Shares:

Shares of Common Stock will be offered and sold directly by the Company and our Officers. No commissions for selling shares of Common Stock will be paid to the Company or our Officers. While most shares of Common Stock are expected to be offered and sold directly by the Company and our Officers, the Company and our Officers may also, in limited instances, offer and sell shares of Common Stock through the services of independent broker/dealers who are member firms of the Financial Industry Regulatory Authority (“FINRA”). As of the date of this Offering Circular, the Company has not engaged any broker-dealer, and has no agreement for paying a broker-dealer commissions or fees. In the event the Company enters into an agreement with a licensed broker-dealer, the Company will amend the Offering Circular and other necessary documents, and notify Investors of such engagement. It is anticipated that the customary and standard commissions may be up to seven percent (7.0%) to the selling group members and two percent (2.0%) to the managing broker-dealer of the gross proceeds received for the sale of shares of Common Stock. Notwithstanding the foregoing, the amount and nature of commissions payable to broker/dealers is expected to vary in specific instances and may be lower than the one listed herein.

Legal Counsel:

No independent counsel has been retained to represent the investors in the Company. Each investor should retain its own counsel and other appropriate advisers as to legal, regulatory and tax matters affecting investment in shares of Common stock and its suitability for such investor.

RISK FACTORS

THE PURCHASE OF SHARES OF COMMON STOCK IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISK. IT IS IMPOSSIBLE TO PREDICT ACCURATELY THE RESULTS TO AN INVESTOR OF AN INVESTMENT IN SHARES OF COMMON STOCK BECAUSE OF THE GENERAL UNCERTAINTIES WE ARE LIKELY TO FACE.

THIS OFFERING CIRCULAR CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS ARE ONLY PREDICTIONS AND ARE NOT GUARANTEES. ACTUAL EVENTS AND RESULTS OF OPERATIONS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE TYPICALLY IDENTIFIED BY THE USE OF TERMS SUCH AS “MAY,” “WILL,” “SHOULD,” “EXPECT,” “COULD,” “INTEND,” “ANTICIPATE,” “PLAN,” “ESTIMATE,” “BELIEVE,” “POTENTIAL,” OR THE NEGATIVE OF SUCH TERMS OR OTHER COMPARABLE TERMINOLOGY. THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN ARE BASED UPON THE COMPANY’S CURRENT EXPECTATIONS, PLANS, ESTIMATES, ASSUMPTIONS AND BELIEFS THAT INVOLVE NUMEROUS RISKS AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY’S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE RISK FACTORS DISCUSSED BELOW. ANY ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS COULD BE INACCURATE. PURCHASERS OF SHARES OF COMMON STOCK ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS, AND SHOULD CONSULT WITH YOUR OWN LEGAL, TAX, AND FINANCIAL ADVISORS WITH RESPECT THERETO. YOU ARE URGED TO READ THIS ENTIRE OFFERING CIRCULAR AND ANY OFFERING CIRCULAR SUPPLEMENTS BEFORE INVESTING IN SHARES OF COMMON STOCK.

Risks Related to our Business, Operating Results and Industry

We have a limited operating history, which makes it difficult to accurately evaluate our business prospects.

We were formed in 2016 to own and operate Amazon themed park resorts, including the Project. We cannot assure at this time that we will be able to commence our planned operations, that we will operate profitably, or that we will have adequate working capital to conduct our business. We believe that our success will depend in large part on our ability to develop, operate these Amazon themed park resorts and attract customers.

The COVID-19 pandemic may have an adverse impact on our business.

The COVID-19 pandemic has negatively impacted the U.S. economy, disrupted supply chains, lowered equity market valuations, created significant volatility and disruption in financial markets, increased unemployment levels and decreased consumer confidence generally. In addition, the pandemic has resulted in temporary closures of many businesses and the enforcement of social distancing in many states and communities.

The extent of the impact of the COVID-19 pandemic on our business, operations, and prospects will depend on a number of evolving factors, including:

●The duration, extent, and severity of the pandemic.  COVID-19 has not been contained and could affect significantly more households and businesses. The duration and severity of the pandemic continue to be impossible to predict.

●The response of governmental and nongovernmental authorities.  Many of the actions taken by authorities have been directed at curtailing personal and business activity to contain COVID-19 while simultaneously deploying fiscal-and monetary-policy measures to assist in mitigating the adverse effects on individuals and businesses. These actions are not consistent across jurisdictions but, in general, have been rapidly evolving in scope and intensity.

●The effect on our targeted markets.  COVID-19 and its associated consequences and uncertainties may affect individuals, households, and businesses differently and unevenly. In the near term if not longer, we generally expect that our targeted market may be adversely impacted. We also cannot predict if the impact will be short-lived or long-lasting.

The duration of these business interruptions and related impacts on our proposed business and operations, which will depend on future developments, are highly uncertain and cannot be reasonably estimated at this time. Even after COVID-19 has subsided, we may continue to experience materially adverse impacts to our business as a result of the virus’s global economic impact, including the availability of credit, adverse impacts on our liquidity and any recession that has occurred or may occur in the future.

The forecasts of market growth included in this offering circular may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, we cannot assure you our business will grow at similar rates, if at all.

Growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The forecasts contained in this offering circular, some of which reflecting pre-COVID-19 data, may prove to be inaccurate. Even if these markets experience the forecasted growth described in this offering circular, we may not grow our business at similar rates, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties, including our ability to raise sufficient capital. Accordingly, the forecasts of market growth included in this offering circular should not be taken as indicative of our future growth.

Our future profitability is uncertain.

We have incurred losses since the beginning of our operations and we will continue to have losses in the future as we incur additional expenses to execute our business plan, fuel our potential growth and conduct further research and development. We expect to make significant expenditures to develop the Project. We will have to begin to generate and sustain and increase revenues to achieve or maintain profitability. We may not generate sufficient revenues to achieve or maintain profitability in the future. We may incur significant losses in the future for a number of reasons, including those discussed in other risk factors and factors that we cannot foresee.

We will need additional financing to execute our business plan which we may not be able to secure on acceptable terms, or at all.

We currently rely on external financing to fund our operations. We expect capital outlays and operating expenditures to increase over the next few years as we expand our infrastructure, commercial operations, development activities and establish offices.

Our future funding requirements will depend on many factors, including but not limited to the following:

●The cost of expanding our operations;

●The financial terms and timing of any collaborations, licensing or other arrangements into which we may enter;

●The rate of progress and cost of development activities;

●The need to respond to changes and increased competition;

●The cost and delays in development;

●Sales and marketing efforts to attract customers to our park resorts, including the Project;

●Unforeseen difficulties; and

●Lack of demand for and market acceptance of our park resorts, including the Project.

We may have difficulty obtaining additional funding and we cannot assure you that additional capital will be available to us when needed, if at all, or if available, will be obtained on terms acceptable to us. If we raise additional funds by issuing additional debt securities, such debt instruments may provide for rights, preferences or privileges senior to our equity securities, including Common Stock. In addition, the terms of debt securities that we might issue could impose significant restrictions on our operations. Under these circumstances, if our Company is unable to acquire additional capital or is required to raise it on terms that are less satisfactory than desired, it may have a material adverse effect on its financial condition.

In order for us to compete and grow, we must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could delay or halt the sales and licensing of our product. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in our development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. Our future consultants may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to us.

Our internal control over financial reporting may be ineffective.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time when it becomes necessary to perform the system and process evaluation, testing and remediation required to comply with the management certification and auditor attestation requirements.

You may be more likely to sustain a loss on your investment because our Officers do not have as strong an economic incentive to avoid losses.

Our Officers have invested only sweat equity in exchange for the shares of Common Stock owned by the Officers; provided, that, some officers have previously purchased additional shares of Common Stock. Without this exposure, our investors may be at a greater risk of loss because our Officers do not have as much to lose from a decrease in the value of our shares of Common Stock.

Any adverse changes in our relationship with our Officers could hinder our operating performance and the return on your investment.

Our Officers manage our operations.  Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of our Officers who are charged with the operation of our day-to-day activities. Any adverse changes in our relationship with our Officers could hinder our Officers’ ability to successfully manage our operations and grow the Company.

If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses.

In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation, particularly from our clients, and sanctions or fines from regulators.

Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to unanticipated losses in our net asset value and therefore a reduction in our revenues.

We cannot assure that we will have the resources to repay all of our liabilities in the future.

We have liabilities and may in the future have other liabilities to affiliated or unaffiliated lenders. These liabilities represent fixed costs, which are required to be paid regardless of the level of business or profitability experienced by us. We cannot assure that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. Utilizing debt financing from third party lenders increases our costs and the risks that we may incur a default, which would harm its business reputation and financial condition. We cannot assure that we will be able to pay all of our liabilities, or that we will not experience a default on our indebtedness.

Unfavorable global economic conditions could adversely affect our business, financial condition or results of operations.

Our business prospects and results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. The recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn, such as the recent global financial crisis, could result in a variety of risks to our business, including weaker demand for park resorts, including the Project, and impairment of our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also strain our suppliers, possibly resulting in supply disruption or increases in development and construction costs. Any of the foregoing could harm our business, and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business.

General economic conditions throughout the world may have an adverse impact on our business, financial condition or results of operations.

General economic conditions and the global recession may have an adverse impact on our business and our financial condition. The current negative economic conditions affect our guests’ levels of discretionary spending. A decrease in discretionary spending due to decreases in consumer confidence in the economy or us, a continued economic slowdown or further deterioration in the economy, could adversely affect the frequency with which our guests choose to visit our theme parks and the amount that our guests spend on our products when they visit. This could lead to a decrease in our revenues, operating income and cash flows.

Additionally, general economic conditions throughout the world could impact our ability to obtain supplies, services and credit as well as the ability of third parties to meet their obligations to us, including, for example, payment of claims by our insurance carriers and/or the funding of our lines of credit.

The theme park industry competes with numerous entertainment alternatives and such competition may have an adverse impact on our business, financial condition or results of operations.

Our parks compete with other theme, water and amusement parks and with other types of recreational facilities and forms of entertainment, including movies, home entertainment options, sports attractions and vacation travel. Our business is also subject to factors that affect the recreation and leisure time industries generally, such as general economic conditions, including relative fuel prices, and changes in consumer spending habits. The principal competitive factors of a park include location, price, the uniqueness and perceived quality of the rides and attractions, the atmosphere and cleanliness of the park and the quality of its food and entertainment. If we are unable to compete effectively against entertainment alternatives or on the basis of principal competitive factors of the park, our business, financial condition or results of operations may be adversely affected.

We could be adversely affected by changes in public and consumer tastes.

The success of our parks depends substantially on consumer tastes and preferences that can change in often unpredictable ways and on our ability to ensure that our parks meet the changing preferences of the broad consumer market. We carry out research and analysis before acquiring new parks or opening new rides or attractions and often invest substantial amounts before we learn the extent to which these new parks and new rides or attractions will earn consumer acceptance. If visitor volumes at our parks were to decline significantly or if new rides and entertainment offerings at our parks do not achieve sufficient consumer acceptance, revenues may decline. Our results of operations may also be adversely affected if we fail to retain long term customer loyalty or provide satisfactory customer service.

Adverse weather conditions—bad weather can adversely impact attendance at our parks.

Because most of the attractions at our theme parks are outdoors, attendance at our parks is adversely affected by bad weather and forecasts of bad weather. Bad weather and forecasts of bad or mixed weather conditions can reduce the number of people who come to our parks, which negatively affects our revenues. We believe that our operating results in certain years were adversely affected by abnormally hot, cold and/or wet weather in a number of our major U.S. markets. Also, bad weather and forecasts of bad weather on weekend days have a greater negative impact than on weekdays because weekend days are typically peak days for attendance at our parks.

Our operations are seasonal.

Our operations are seasonal. As a result, when conditions or events described in the above risk factors occur during the operating season, particularly during the peak months of July and August, there is only a limited period of time during which the impact of those conditions or events can be mitigated. Accordingly, such conditions or events may have a disproportionately adverse effect on our revenues and cash flow. In addition, most of our expenses for maintenance and costs of adding new attractions are incurred when the parks are closed in the mid to late autumn and winter months. For this reason, a sequential quarter-to-quarter comparison is not a good indication of our performance or of how we will perform in the future.

Local conditions, events, natural disasters, disturbances, contagious diseases and terrorist activities can adversely impact park attendance.

Lower attendance at our parks may be caused by various local conditions, events, weather, contagious diseases, or natural disasters. In addition, since some of our parks are near major urban areas and appeal to teenagers and young adults, there may be disturbances at one or more parks which could negatively affect our image. This may result in a decrease in attendance at the affected parks. Terrorist alerts and threats of future terrorist activities may adversely affect attendance at our parks. We cannot predict what effect any further terrorist activities that may occur in the future may have on our business, financial condition or results of operations.

There is a risk of accidents occurring at our parks or competing parks which may reduce attendance and negatively impact our operations.

Our brand and our reputation are among our most important assets. Our ability to attract and retain customers depends, in part, upon the external perceptions of the Company, the quality and safety of our parks and services and our corporate and management integrity. While we carefully maintain the safety of our rides, there are inherent risks involved with these attractions. An accident or an injury (including water-borne illnesses on water rides) at any of our parks or at parks operated by our competitors, particularly accidents or injuries involving the safety of guests and employees, and the media coverage thereof, could negatively impact our brand or reputation, reduce attendance at our parks, cause a decrease in revenues and negatively impact our results of operations. The considerable expansion in the use of social media over recent years has compounded the potential scope of the negative publicity that could be generated by such incidents. If any such incident occurs during a time of high seasonal demand, the effect could disproportionately impact our results of operations for the year. Our current insurance policies may not provide adequate coverage in the event we are found liable in connection with such an incident. In addition, the majority of our current insurance policies expire on April 30, 2023. We cannot predict the level of the premiums that we may be required to pay for subsequent insurance coverage, the level of any self-insurance retention applicable to any subsequent insurance coverage, the level of aggregate coverage available or the availability of coverage for specific risks. If we become subject to damages that cannot by law be insured against, such as punitive damages or certain intentional misconduct by employees, there may be a material adverse effect on our operations.

Product recalls, product liability claims and associated costs could adversely affect our reputation and our financial condition.

We sell food, toys and other retail products, the sale of which involves legal and other risks. We may need to recall food products if they become contaminated, and we may need to recall toys, games or other retail merchandise if there is a design or product defect. Even though we are resellers of food and retail merchandise, we may be liable if the consumption or purchase of any of the products we sell causes illness or injury. A recall could result in losses due to the cost of the recall, the destruction of product and lost sales due to the unavailability of product for a period of time. A significant food or retail product recall could also result in adverse publicity, damage to our reputation and loss of consumer confidence in our parks, which could have a material adverse effect on our business, financial condition or results of operations.

Cyber security risks and the failure to maintain the integrity of internal or guest data could expose us to data loss, litigation and liability, and our reputation could be significantly harmed.

We collect and retain large volumes of internal and guest data, including credit card numbers and other personally identifiable information, for business purposes, including for transactional or target marketing and promotional purposes, and our various information technology systems enter, process, summarize and report such data. We also maintain personally identifiable information about our employees. The integrity and protection of our guest, employee and Company data is critical to our business and our guests and employees have a high expectation that we will adequately protect their personal information. The regulatory environment, as well as the requirements imposed on us by the credit card industry, governing information, security and privacy laws is increasingly demanding and continues to evolve. Maintaining compliance with applicable security and privacy regulations could adversely impact our ability to market our parks, products and services to our guests. In addition, such compliance measures as well as protecting our guests from consumer fraud could increase our operating costs. Furthermore, a penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss, fraudulent or unlawful use of guest, employee or Company data which could harm our reputation, disrupt our operations, or result in remedial and other costs, fines or lawsuits.

Future litigation costs may adversely affect our business, financial condition or results of operations.

We will be involved in legal proceedings, claims and other litigation that arise in the ordinary course of business. Litigation can be expensive, lengthy and disruptive to normal business operations, including to our management due to the increased time and resources required to respond to and address the litigation. The results of complex legal proceedings are often uncertain and difficult to predict. An unfavorable outcome of any particular matter or any future legal proceedings could have a material adverse effect on our business, financial condition or results of operations. In the future, we could incur judgments or enter into settlements of claims that could harm our financial position and results of operations.

We may be subject to claims for infringing the intellectual property rights of others, which could be costly and result in the loss of intellectual property rights.

We cannot be certain that we do not and will not infringe the intellectual property rights of others. We have been in the past, and may be in the future, subject to litigation and other claims in the ordinary course of our business based on allegations of infringement or other violations of the intellectual property rights of others. Regardless of their merits, intellectual property claims can divert the efforts of our personnel and are often time-consuming and expensive to litigate or settle. In addition, to the extent claims against us are successful, we may have to pay substantial money damages or discontinue, modify, or rename certain products or services that are found to be in violation of another party’s rights. We may have to seek a license (if available on acceptable terms, or at all) to continue offering products and services, which may increase our operating expenses.

We will be highly dependent on our workforce, many of which are paid at minimum wage.

Our park operations are dependent in part on a seasonal workforce, many of which are paid at minimum wage. We manage seasonal wages and the timing of the hiring process to ensure the appropriate workforce is in place for peak and low seasons. We cannot guarantee that material increases in the cost of securing our seasonal workforce will not occur in the future. Increased state or federal minimum wage requirements, seasonal wages or an inadequate workforce could have an adverse impact on our results of operations.

Our operations and our ownership of property subject us to environmental, health and safety regulations, which create uncertainty regarding future environmental expenditures and liabilities.

Our operations involve wastewater and stormwater discharges and air emissions, and as a result are subject to environmental, health and safety laws, regulations and permitting requirements. These requirements are administered by the U.S. Environmental Protection Agency and the states and localities where our parks are located (and can also often be enforced through citizen suit provisions), and include the requirements of the Clean Water Act and the Clean Air Act. Our operations also involve maintaining underground and aboveground storage tanks, and managing and disposing of hazardous substances, chemicals and materials and are subject to federal, state and local laws and regulations regarding the use, generation, manufacture, storage, handling and disposal of these substances, chemicals and materials, including the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”). A portion of our capital expenditures budget is intended to ensure continued compliance with environmental, health and safety laws, regulations and permitting requirements. In the event of contamination or injury as a result of a release of or exposure to regulated materials, we could be held liable for any resulting damages. For example, pursuant to CERCLA, past and current owners and operators of facilities and persons arranging for disposal of hazardous substances may be held strictly, jointly and severally liable for costs to remediate releases and threatened releases of hazardous substances. The costs of investigation, remediation or removal of regulated materials may be substantial, and the presence of those substances, or the failure to remediate property properly, may impair our ability to use, transfer or obtain financing regarding our property. Our activities may be affected by new legislation or changes in existing environmental, health and safety laws. For example, the state or federal government having jurisdiction over a given area may enact legislation and the U.S. Environmental Protection Agency or applicable state entity may propose new regulations or change existing regulations that could require our parks to reduce certain emissions or discharges. Such action could require our parks to install costly equipment or increase operating expenses. We may be required to incur costs to remediate potential environmental hazards, mitigate environmental risks in the future, or comply with other environmental requirements.

Risks Related to this Offering and Ownership of our Common Stock

Because no public trading market for your shares of Common Stock currently exists, it will be difficult for you to sell your shares of Common Stock and, if you are able to sell your shares of Common Stock, you will likely sell them at a substantial discount to the public offering price.

There is no public market for our shares of Common Stock. Until our shares of Common Stock are listed, if ever, you may not sell your shares of Common Stock unless the buyer meets the applicable suitability and minimum purchase standards.  It will be difficult for you to redeem and/or sell your shares of Common Stock promptly or at all. If you are able to sell your shares of Common Stock, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares of Common Stock would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares of Common Stock, you should purchase our shares of Common Stock only as a long-term investment and be prepared to hold them for an indefinite period of time.

The Company cannot guarantee that investors will receive any return on their investment.

There is no guarantee that the Company will be able to make any dividend payments or, if there are any, when they will be made, or for that matter, that investors will not lose all of their investment. Available cash, if any, shall at all times be subject to the required payment of Company expenses and the maintenance of reserves deemed appropriate by the Company, and restrictions under the Company’s loan documents (if any).

Stockholders’ rights to dividends are expected to be subordinate to the lender’s rights.

The right of the Stockholders to receive dividends from the Company is expected to be subordinate to the rights of the Company’s lender(s). In the event the Company were to default in its obligations to the lender, the Company would be prohibited from declaring and making dividend payments to the investors until the default were cured.

The price at which our shares of Common Stock are being offered was arbitrarily determined; the actual value of your shares of Common Stock may be substantially less than what you pay.

The price per share of Common Stock shown was determined by our Officers based on comparable companies. The per share of Common Stock selling price bears no relationship to our book or asset values or to any other established criteria for valuing shares of Common Stock. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.

Your interest in us may be diluted if we issue additional shares, including additional shares of Common Stock.

Investor’s purchase shares of Common Stock in this offering will be protected from further dilution by the Company, such that following the conclusion of this offering, if the Company were to issue additional shares (regardless of the class or series of such shares), each investor could purchase his, her or its pro rata share of such shares such that the investor’s percentage interest in the Company remains the same both prior to and after the issuance of such additional shares.  If an investor were to decline to purchase such additional shares, such investors will be diluted.

Stockholders may experience a loss on dissolution and termination of the Company.

In the event of a dissolution or termination of the Company, the proceeds realized from the liquidation of our assets, if any, will be distributed to the Stockholders, but only after the satisfaction of claims of creditors. Accordingly, the ability of a Stockholder to recover all or any portion of its investment in the Company under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom. There is no guarantee of a return of the Stockholder’s invested capital.

The merits of this offering have not been approved by any broker/dealer.

The Company may not market and sell the shares of Common Stock through any broker/dealers. Broker/dealers have a duty to a prospective purchaser to ensure that an investment is suitable for that purchaser, that the broker/dealer has conducted adequate due diligence with respect to an offering and that the offering complies with federal and state securities laws. Although the Company has a duty under applicable securities laws to make sure this Offering Circular is accurate and complete, this Offering Circular has not been reviewed by an independent third party, including broker/dealers.

An investment in the shares of Common Stock is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Our business is speculative, and consequently there can be no assurance that we will satisfy any of our business goals.  An investment in the shares of Common Stock involves a high degree of risk, and no assurance can be given that our cash flow, profits, and capital will be sufficient to make current or liquidating distributions as planned.  Investors may not realize any return on their investment, and could lose their entire investment altogether.

This offering is focused on attracting a large number of investors that plan on making relatively small investments. An inability to attract such investors may have an adverse effect on the success of our offering, and we may not raise adequate capital to implement our business strategy.

Our shares of Common Stock will be offered and sold only to “qualified purchasers” (as defined in Regulation A). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D (which, in the case of natural persons, (A) have an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person, or (B) earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year) and (ii) all other investors so long as their investment in the particular issuer does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our shares of Common Stock may be sold primarily to those investors that are within the latter category (i.e., investors whose investment in our shares of Common Stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor”.  Therefore, our target investor base inherently consists of persons that may not have the high net worth or income that investors in traditional initial public offerings have, where the investor base is typically composed of “accredited investors”.

Our reliance on attracting investors that may not meet the net worth or income requirements of “accredited investors” carries certain risks that may not be present in traditional initial public offerings. For example, certain economic, geopolitical and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than “accredited investors”, which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our goal of raising $75,000,000 in our offering. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this offering, and a larger investor base involves increased transaction costs, which will increase our expenses.

An investment in our shares is a speculative investment and, therefore no assurance can be given that you will realize your investment objectives.

No assurance can be given that investors will realize a return on their investments in us or that they will not lose their entire investment in our shares. For this reason, each prospective investor of our shares should carefully read this Offering Circular. ALL SUCH PERSONS OR ENTITIES SHOULD CONSULT WITH THEIR ATTORNEY OR FINANCIAL ADVISOR PRIOR TO MAKING AN INVESTMENT.

If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

Our shares of Common Stock have not been registered under the Securities Act of 1933, or the Securities Act, and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder. We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, misleading. However, if this representation is inaccurate with respect to a material fact, if this offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the shares of Common Stock or find an exemption under the securities laws of each state in which we offer the shares of Common Stock, each investor may have the right to rescind his, her or its purchase of the shares sold hereunder and to receive back from our Company his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

This offering is being conducted on a “best efforts” basis without a minimum and we may not be able to fully execute our growth strategy if this offering yields insufficient gross proceeds.

If you invest in the Common Stock and less than all of the offered shares are sold, the risk of losing your entire investment will be increased. We are offering our common stock on a “best efforts” basis without a minimum, and we can give no assurance that all of the offered common stock will be sold. If less than $75,000,000 of Common Stock is, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost. No assurance can be given to you that any funds will be invested in this offering other than your own.

We have broad discretion in the use of the net proceeds from this offering, and our use of the offering proceeds may not yield a favorable return on your investment.

We intend to use the net proceeds of this offering for development and operation of our park resorts, including the Project; operational and administrative expenses, including certain salaries; marketing; and working capital and other general corporate purposes. However, our management has broad discretion over how these proceeds are to be used and based on unforeseen technical, commercial or regulatory issues could spend the proceeds in ways with which you may not agree. Moreover, the proceeds may not be invested effectively or in a manner that yields a favorable or any return, and consequently, this could result in financial losses that could have a material adverse effect on our business, financial condition and results of operations.

We have never paid cash dividends on our stock and we do not intend to pay dividends for the foreseeable future.

We have paid no cash dividends on any class of our stock to date and we do not anticipate paying cash dividends in the near term. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our stock. Accordingly, investors must be prepared to rely on sales of their shares after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our shares. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant.

We may terminate this offering at any time during the offering period.

We reserve the right to terminate this offering at any time, regardless of the number of shares sold. In the event that we terminate this offering at any time prior to the sale of all of the shares offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by our Company and no funds will be returned to subscribers.

We will be subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our stockholders will receive less information.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including but not limited to:

●not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. If we elect to take advantage of the benefits of this extended transition period, our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

If we decide to apply for the quotation of our common stock on the OTCQB or OTCQX market, we will be subject to the OTC Market’s Reporting Standards, which can be satisfied in a number of ways, including by remaining in compliance with (i) the SEC reporting requirements, if we elect to become a public reporting company under the Exchange Act, or (ii) Regulation A reporting requirements, if we elect not to become a reporting company under the Exchange Act.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and our stockholders could receive less information than they might expect to receive from more mature public companies.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is fixed and will not vary based on the underlying value of our assets at any time. The offering price for our shares has been determined by us and does not necessarily bear any relationship to the value of our assets, net worth, revenues or other established criteria of value, and should not be considered indicative of the actual value of such shares.

By purchasing Common Stock in this offering, Stockholders are bound by the arbitration provisions contained in the Subscription Agreement limit a Stockholder’s ability to bring class action lawsuits or seek remedy on a class basis, including with respect to securities law claims.

By purchasing shares in this offering, Stockholders agree to be bound by the arbitration provisions contained in our Subscription Agreement (the “Arbitration Provision”). Such Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this offering, the Company’s holdings, its Common Stock, ongoing operations and the management of the Company’s investments, among other matters and limit the ability of Stockholders to bring class action lawsuits or similarly seek remedy on a class basis.

By agreeing to be subject to the Arbitration Provision, Stockholders are severely limiting their rights to seek redress against the Company in court. For example, a Stockholder may not be able to pursue litigation for any claim in state or federal courts against the Company, the Board members, Officers and employees including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede a Stockholder’s ability to bring or sustain claims, and the ability to collect attorneys' fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, the Arbitration Provision provides that either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. The Company has not determined whether it will exercise its right to demand arbitration but reserve the right to make that determination on a case by case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as the Company is likely to invoke the Arbitration Provision to the fullest extent permissible.

Any arbitration brought pursuant to the Arbitration Provisions must be conducted in the State of New York, in New York City. The term “Claim” as used in the Arbitration Provisions is very broad and includes any past, present, or future claim, dispute, or controversy involving a Stockholder (or persons claiming through or connected with the Stockholder), on the one hand, and the Company (or persons claiming through or connected with the Company), on the other hand, relating to or arising out of the Stockholder’s subscription agreement, the Company and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that Stockholder may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provisions, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provisions is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by the Company’s counsel, the Company believes that the Arbitration Provisions are enforceable under federal law, the laws of the State of New York, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in the Subscription Agreement with respect to the Arbitration Provisions or otherwise requiring Stockholders to waive certain rights were to be found by a court to be unenforceable, the Company would abide by such decision.

Further, potential Stockholders should consider that Subscription Agreement restricts the ability of the Stockholders to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by the Company or its Board members and Officers. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual Stockholders who wish to pursue claims against the Company.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISIONS, STOCKHOLDERS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Risks Related to Real Estate

We may experience potential development delays and construction delays.

The Project represents an investment in property requiring ground up development and construction.  The Company expects that it may take significant time until the Project is constructed and operating. Development properties such as this may involve more risk than other properties, typically do not generate operating revenue while costs are incurred to develop the properties and may also generate certain expenses including property taxes and insurance.  In addition, market conditions may change during the course of development that may make the plan of development less attractive than at the time it was conceived. Development activities include the risks that such projects may be abandoned after expending capital and other resources, construction costs of a project may exceed original estimates, and construction of a property may not be completed on schedule.  Inclement weather, labor conditions or material shortage and the unavailability of construction and permanent financing on favorable terms may cause such delays. Development activities are also subject to risks relating to the inability to obtain, and delays in obtaining, all necessary entitlement, zoning, land-use, building, occupancy, and other required governmental permits and authorizations.  Contingencies in development activities beyond the control of the Company may occur.

Construction of the improvements of the Project has not yet begun.

The Company has not acquired the underlying real estate for the Project and thus, has not begun development and construction of the Project, and any delays may impact the ability of the Company to implement its business plan.  Although the Company anticipates that the Project will be timely completed in accordance with its present projections, there can be no assurance that the Company will not encounter delays in opening the Project for guests.  Any such delays would likely have an adverse effect on the Company’s financial resources and projected results of operations.

Construction of the Project is subject to risks typically associated with construction projects.

Successful construction of the Project will involve a number of risks typically associated with construction projects, including the possibility that the Company may be unable to obtain, or may experience delays in obtaining, necessary building, occupancy and other required governmental permits and authorizations. The Company is dependent upon these permits and authorizations to construct and operate the Project and any delay or inability to obtain such permits could adversely affect the results of operations. The Company may also incur construction costs that exceed original estimates and may not complete construction of the Project on schedule. The Project's general contractor intends to rely on third-party subcontractors to construct the Project, and there can be no assurance the general contractor will not experience difficulties in working with subcontractors, which could result in increased construction costs and delays. Further, the Project's development is subject to a number of contingencies over which the Company will have little control and that may adversely affect project cost and completion time, including, but not limited to the following:

●the availability of adequate financing, including the inability to raise adequate funds in this Offering;

●the timely and successful completion of build-out construction activities;

●construction and development costs;

●construction costs overruns;

●labor shortages or disputes with outside contractors;

●any unforeseen engineering or environmental problems with the Project or Land;

●our ability to secure governmental approvals and permits, including, but not limited to, zoning and other land use approvals and variances, site plan and subdivision approvals, building permits, and permits and licenses;

●our ability to successfully promote the Project;

●weather conditions or natural disasters;

●global, national or regional pandemics or epidemics;

●global, national or regional emergencies; and

●general global, national or regional economic conditions.

Such events could result in delaying occupancy of the Project and thus the revenue flow therefrom. There can be no assurance that the Company will be successful in developing the Project or that the Project will be successful. If the Company's financial assumptions regarding the Project are inaccurate, there may be insufficient funds to enable the Company to make distributions to investors in an amount sufficient to return the investors’ investment in the Company.

Anticipated costs and construction schedules in connection with development activities will be based on budgets, conceptual designs, and construction schedule estimates prepared for the Project by its designers, consultants, architects, and contractors. Construction, equipment, or staffing problems beyond the Company's control, including without limitation, worker strikes and shortages of qualified trades people, such as carpenters, roofers, electricians, and plumbers, energy shortages; increases and/or shortages of raw materials, and adverse weather conditions, could increase the total cost, delay or prevent construction, or otherwise affect the design and features of the anticipated improvements. If the Company is unable to develop any portion of the Project, or encounters significant obstacles, the Project may not generate sufficient revenues to enable the Company to make distributions to investors or reduce the value of the Project. Further, delays that prevent the timely opening of the Project could substantially impact the Company's anticipated returns and, therefore, our ability to repay the capital contributions of the investors. Incomplete or inadequate construction of the Project also will likely reduce the value of the Project and our ability to repay the investors’ capital contributions.

Failure by a third-party subcontractor to perform its obligations may necessitate legal action.

Any failure by a third-party subcontractor to perform its obligations in connection with the development of the Project may necessitate legal action by the Company and the payment of related fees and expenses to rescind the construction contract or to compel performance. Any such failure may also require the Company to engage substitute or additional contractors at additional costs to complete construction. The Company may incur additional risks if it agrees to make periodic progress payments or other advances to third-party contractors or subcontractors prior to completion of construction. These and other such factors can result in increased costs of developing the Project. If the Company's financial assumptions regarding the Project are inaccurate, there may be insufficient funds to distribute funds from operations or sale of the Project in amounts sufficient to enable us to repay investors their capital contributions.

The Project may be subject to mechanic's liens which entitle the holder of such lien to foreclose on the Project.

The Project may be subject to mechanic's liens which entitle the holder of such lien to foreclose on the Project. State law provides any person who supplies services or materials to a real estate project with a lien against the project securing any amounts owed to such person. Although the Company intends to use procedures to prevent the occurrence of mechanic liens (such as requiring mechanic lien releases prior to payment) no assurance can be given that mechanic liens will not appear against the Project. If a mechanic lien does appear, then it must be negotiated by the Company to obtain its release or the person holding such lien will have the right to bring an action to foreclose on the Project to satisfy the amount due under the lien.

An increase in capital expenditures may be needed to maintain the Project.

The Company may be required to expend a substantial amount to maintain the Project. Failure to do so may materially impair the Project's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. No assurance can be made that the Project will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements.

Compliance with the Americans with Disabilities Act, Fair Housing Act, and fire, safety and other regulations may require the Company to make unanticipated expenditures that could increase its costs and therefore adversely affect its earnings and financial condition.

The Project is required to comply with the Americans with Disabilities Act, or "ADA." The ADA generally requires that buildings be made accessible to people with disabilities. The Company also must comply with the Fair Housing Act, which prohibits discrimination against individuals on certain bases if it would cause such individuals to face barriers in gaining residency in the Project. Additionally, the Company is required to operate the Project in compliance with applicable fire and safety regulations, building codes and other land use regulations or certification requirements as they may be adopted by governmental agencies and bodies from time to time. The Company may be required to make substantial capital expenditures to comply with those requirements, and these expenditures could adversely affect the Company's performance and its ability to make distributions to investors in an amount sufficient to enable us to return the investors’ investment in the Company. Further, non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants, or both, which could be imposed on the Company.

We will be subject to general real estate risk.

We will be subject to the risks that generally relate to owning real estate. Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value. The ultimate performance and value of the Project is subject to the varying degrees of risk generally incident to the ownership and operation of the real estate.

Financial projections are based on uncertain assumptions and will be affected by factors out of the Company’s control.

The Company has prepared estimated future financial results of the Project based on numerous assumptions that the Company believes are reasonable. However, the nature of real estate development is such that at least some of the assumptions are likely to be mistaken and future operations will be affected by many factors over which the Company has no control. Accordingly, the actual results of investing in the Company and the Project are likely to be different than the results reflected in the projections, possibly by a substantially adverse amount.

The Company’s due diligence of the land may be incomplete.

The Officers will conduct due diligence on the land; however, due diligence is as much an art as a science. There is no assurance that all of the information we have reviewed is accurate or complete. In addition, important information may be unavailable or may be verified independently. It is possible that we have reached inaccurate conclusions concerning the information we have reviewed.

Changes in regulation and zoning could adversely affect the Project.

Like all real estate, the Project is subject to extensive building and zoning ordinances and codes that affect the construction and use of the property. These ordinances and codes are subject to change at any time. Any adverse change in the local zoning could affect our development of the Project.

The Company may be subject to liability under environmental laws, ordinances, and regulations.

Under various federal, state, and local laws, ordinances and regulations, and to the extent the Company owns any interests in properties directly and not indirectly through a limited liability entity, the Company may be considered an owner or operator of real properties responsible for paying for the disposal or treatment of hazardous or toxic substances released on or in the property, as well as certain other potential costs relating to hazardous or toxic substances (including governmental fines and injuries to persons and property). Such liability may be imposed on the Company whether or not it had knowledge of or responsibility for the presence of hazardous or toxic substances.  The Company’s efforts to identify and discover environmental liabilities with respect to properties it may acquire or to which it may provide lender financing may not be sufficient, notwithstanding its due diligence efforts including environmental audits designed to ensure that its portfolio will be in substantial compliance with federal, state and local environmental laws, ordinances and regulations regarding hazardous or toxic substances.

To the extent the Company is responsible for environmental liabilities, such could have a materially adverse effect on its results of operations and financial condition as well as jeopardize other investment assets in its portfolio, with negative implications for the value of an investment in the Company.

Certain losses may have adverse effects even if insured against.

A fire, earthquake, hurricane, mold infestation, or other casualty could materially and adversely affect the operation of the Project, even if the Company carries adequate insurance.

Certain losses may not be insurable or may be too costly to insure against adequately.

The Company will maintain insurance against certain kinds of losses, such as losses from fires. However, there are certain types of losses which either cannot be insured at all or cannot be insured at reasonable premiums. If any such loss were to occur, the Company would be materially adversely affected.

Risks Related to Benefit Plan Investors

Fiduciaries investing the assets of a trust or pension or profit sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.

In considering an investment in our Company of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) whether the investment is prudent, since the shares sold hereunder are not freely transferable and there may not be a market created in which the shares sold hereunder may be sold or otherwise disposed; and (iii) whether interests in our Company or the underlying assets owned by our Company constitute “Plan Assets” under ERISA. See “ERISA Considerations.”

YOU SHOULD CONSULT WITH YOUR OWN ATTORNEYS, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO THE LEGAL, TAX, ACCOUNTING AND OTHER CONSEQUENCES OF AN INVESTMENT IN SHARES OF COMMON STOCK.

PURSUANT TO INTERNAL REVENUE SERVICE CIRCULAR NO. 230, BE ADVISED THAT ANY FEDERAL TAX ADVICE IN THIS COMMUNICATION, INCLUDING ANY ATTACHMENTS OR ENCLOSURES, WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY PERSON OR ENTITY TAXPAYER, FOR THE PURPOSE OF AVOIDING ANY INTERNAL REVENUE CODE PENALTIES THAT MAY BE IMPOSED ON SUCH PERSON OR ENTITY. SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION(S) OR MATTER(S) ADDRESSED BY THE WRITTEN ADVICE. EACH PERSON OR ENTITY SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

PLAN OF DISTRIBUTION

The Company is offering up to $75,000,000 of our shares of Common Stock pursuant to this Offering Circular. We anticipate that shares of Common Stock will be sold by the Company and our Officers, the Company and our Officers the Company may engage a SEC registered broker-dealer and a member of Financial Industry Regulatory Authority (“FINRA”) to also sell the Common Stock on a continuous and ongoing basis. The Officers who will be offering the shares of Common Stock are not deemed to be brokers under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended. In accordance with the provisions of Rule 3a4-1(a), Officers who sell shares of Common Stock will not be compensated by commission, will not be associated with any broker or dealer and will limit their activities so that, among other things, they do not engage in oral solicitations of, and comply with certain specified limitations when responding to inquiries from, potential purchasers.

The offering will terminate upon the earlier of  (i) such time as all of the shares of Common Stock have been sold pursuant to this offering circular; (ii) the date that is twelve months from the date that this offering is qualified by the U.S. Securities and Exchange Commission unless extended by us for an additional ninety (90) days, in our sole discretion, without notice to or consent from investors; or (iii) the date at which the offering is earlier terminated by the Company in its sole discretion, which may occur at any time. We reserve the right to terminate the offering at any time and for any reason, without notice to or consent from any purchaser of shares of Common Stock in the offering.

Once the SEC qualifies this offering, we are permitted to generally solicit investors nationwide by use of various advertising mediums, such as print, radio, TV, and the Internet. We plan to primarily use the Internet through a variety of existing Internet advertising mechanisms, such as adwords and search engine optimization (e.g., placement on Yahoo and Google). As a result, it is anticipated that Internet traffic will arrive at a section of our website where prospective investors can find additional information regarding this offering and may initiate a purchase of the shares of Common Stock in compliance with the Subscription Agreement.

Compensation Payable to FINRA Members

While most shares of Common Stock are expected to be offered and sold directly by the Company and the Officers, the Company may engage a SEC registered broker-dealer and a member of Financial Industry Regulatory Authority (“FINRA”) to also sell the Common Stock.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Company’s website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase our shares of Common Stock, a prospective investor must electronically complete, sign and deliver to us an executed Subscription Agreement like the one attached to this Offering Circular as Exhibit 4.1, and wire funds for its subscription amount in accordance with the instructions provided therein.

An investor will become a Stockholder, including for tax purposes, and the shares of Common Stock will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Company accepts the investor as a Stockholder.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Commencement of Offering Period.

The offering period will commence upon this Offering Circular being qualified by the SEC.

Qualified Purchasers and Blue Sky Laws

Our shares of Common Stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our shares of Common Stock offered hereby are offered and sold only to “qualified purchasers.” “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our shares of Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Transferability of our shares of Common Stock.

Our shares of Common Stock are generally not freely transferable by Stockholders.  Transfer of shares of Common Stock by Stockholders is restricted by applicable securities laws or regulations as well as the Stockholders’ Agreement.

Advertising, Sales and Promotional Materials.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our shares of Common Stock, these materials will not give a complete understanding of this offering, us or our shares of Common Stock and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our shares of Common Stock.

Supplements and Post-Qualification Amendments to this Offering Circular.

In compliance with Rule 253(e) of Regulation A, we shall revise this Offering Circular during the course of the offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide updated financial statements and shall be filed as an exhibit to the Offering Circular and be requalified under Rule 252.

ESTIMATED USE OF PROCEEDS

The following table sets forth certain information concerning the estimated use of proceeds of the offering. Many of the amounts set forth below represent the best estimate of the Company since they cannot be precisely calculated at this time.

	Amount of Offering Proceeds
Gross Offering Proceeds	$25,000,000	$50,000,000	$75,000,000
Expenses:
Organization and Offering	$25,000	$50,000	$75,000
Managing Broker-Dealer	$10,000	$20,000	$30,000
Selling Commissions	$20,000	$40,000	$60,000

Our management has significant flexibility and broad discretion in applying the net proceeds received in this offering. These are our best estimates of our financial requirements and plans for fiscal years 2023 and 2024. We may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. We cannot assure that the capital budget will be sufficient to satisfy our operational needs, or that we will have sufficient capital to fund our business.

BUSINESS

Addressing climate change and environmental issues requires significant investment; estimates suggest that between USD125 to USD 275 trillion is needed to reach net zero greenhouse gas emissions by 2050.

The green economy demonstrates a rapidly growing and sizable investment opportunity. In response to global environmental challenges, including climate change, the green economy recorded a compound annual growth rate of 14% over the last 12 years. With a market capitalization of over US$7 trillion and a weight of 7.1% of global equity markets, the green economy by itself would be the fifth largest industry, comparable in size to the fossil fuel sector. Although the green economy is globally diverse, the United States concentrates 54% of both developed and emerging green economy markets.

Over the next thirty years, the global economy is expected to more or less double. By 2050, global GDP could total close to $180 trillion, with the green economy representing over 5%.

Amazon Fun Parks Las Vegas

A unique place to experience the world's biodiversity and cultural diversity. An oasis of Amazonian Rainforest in contrast with the Mojave Desert ecoregion (Great Basin high desert in Nevada). Deserts and Tropical Forests have much in common. They represent the diversity of life on our planet as well as the resilience of native peoples and communities.

Amazon Fun Park Las Vegas will be a venue for edutainment, fun and unforgettable moments, aligned with the issues currently driving growth in the green economy.

Our mission is to help people across the world understand the interdependence between the Amazon region and the rest of the globe. Visitors will experience the diversity of the Amazon and learn more about life in the forest and why keeping it standing is so vital. At the same time they will have the opportunity to be embraced by local and native peoples from the Amazon and from indigenous communities of Nevada.

Why the Amazon?

Besides being host to the world’s greatest biodiversity and of vital importance for the regulation of climate, the Amazon region is certainly one of the greatest sources of inspiration and imagination for all of humanity.

The Amazon is a complex region that evokes tales and images related to the jungle and its natural resources. But in addition, the Amazon has multiple facets that attract intense research activities in fields ranging from anthropology, archeology and geology to remarkable new high-tech projects and outstanding innovative solutions to both unique and global challenges.

The theme of the Amazon is ideal for a theme park resort in Las Vegas. Since the knowledge about the region continues to be the subject of important research and discovery, the theme park will be continuously renewed and refreshed with new dynamic and engaging installations and activities, driving visitor demand and loyalty. This will guarantee that the venue will be a world leader in its field - the leading Amazon theme park in the world’s leading tourist attraction, potentializing attendance from among the 39+ million annual visitors to Las Vegas.

Amazon Fun Parks Theme Park Resort

The leading Amazon theme park in the world’s leading tourist destination city.

The Concept

Nature, Fun, Adventure and Knowledge! All in One Place!

Not a Botanical Garden, a Zoo or an Aquarium, Not an Outdoor Adventure Park, Not a Science Museum, Amazon Fun Parks will present new technologies that will carry visitors to breathtaking experiences of the world’s largest tropical forest, revealing its complexity and mysteries.

Sustainability & Innovation

Amazon Fun Parks is a sustainable, scalable project. Like all Amazon Fun Parks Hotel Resort & Theme Park complexes, the Las Vegas project will promote lifestyle aligned with the conscious consumer working towards a sustainable future. Construction will feature sustainability certifications. ESG is built into our “DNA”.

Amazon Fun Parks is a Platform for Sustainability by Providing:

1.A showcase for sustainable solutions and innovation. Will be evident from the technologies and methods used in the design and construction of the physical spaces, and highlighted in the installations, rides, games, but also in specific content distributed throughout the complex and park attractions. New technologies for the conservation and preservation of the environment will permeate the complex.

As a sustainable framework for the dissemination of content, the project requires as part of its infrastructure:

●Efficient renewable & clean energy systems,

●Efficient renewable & clean water sources, treatment & recycling

●Minimum environmental impact on the existing land including species conservation and preservation

●A positive impact/contribution to the local economy as a tourist attraction role model while striving for a carbon neutral impact on the local environment.

2.A framework for learning, entertainment, and sustainable activities. Via games, special activities, interactive and immersive content, and general gamification built into the complex, edutainment will be prevalent in all aspects of the experience. Thus, developing a platform for delivering dynamic content, be it on Ecology, Culture, Science, Entertainment, Sustainability, Lifestyle or Tourism.

The complex will be a sustainable environment for leisure and a showcase for a globally conscious living experience. All of the sites that will host Amazon Fun Parks will present challenges and great opportunities for high-profile showcasing of positive initiatives for a sustainable vision of the future for visitors.

Amazon Fun Park Penha

The first Amazon Fun Park will open in 2025 in Penha SC, Brazil. At the same time, the company will go public. Proceeds from the IPO will be used to build the first Amazon themed park and resort in the United States in Las Vegas, Nevada.

Amazon Fun Park will be the world’s most complete theme park in the Amazon region, occupying over 1.6 million ft! between attractions and a fractional property resort complex. Amazon Fun Parks – Penha is the 1st of four development projects, located in Santa Catarina and scheduled to open in 2025, with the capacity to receive nine thousand visitors per day.

MANAGEMENT

The Company’s day-to-day operations are managed by the Company’s Officers. The Company’s board of directors (“Board”) oversees the Company’s management and appoints the Company’s officers (“Officers”), who serve at the discretion of the Board.

We rely on our management team to act on our behalf.  The Company believes its management team has the capability to dedicate such time to the affairs of the Company as may be reasonably required.

Name	Position	Age
Officers:
Edward German	President	73
Vaughn German	Site Planning and Development	42
Yulia Agonstini	Park manager	34
Directors:
Yulia Agostini	Director	34
Tais Generosi	Director	59
Peter van Deijssel	Director	36
Daniel Generosi	Director	54
Lara Piretti	Director	54
Edward German	Director	73

Edwin German, President

Radio host and program producer of The Urban Jazz Experience and Friday Night Soul for New York Public Media WNET @ WLIW 88.3FM, Edwin has been an inspiration from the start. Being a Marine during the Vietnam War, he has seen more injustice and damage to this planet than an average person. He will always strive for peace and will never give up. With Amazon Fun Parks, he is making this world a better place. He is a graduate of The American Academy of Dramatic Arts, class of 1978. Edwin is also a notable portraitist and an author of a memoir called Deep Down in Brooklyn.

Vaughn German, Site Planning and Development

Owner and Operator of Eastern Trucking LLC, former President and CEO of German Freight Services Inc. Over 14 years in the trucking industry and 7 as a small business owner who managed financials, vehicles and equipment, operations and logistics for multiple subcontractors. Proficient in structural and mechanical engineering as well as fundamentals of electricity. Spent over 20 years in audio engineering and production; proficient in videography and post production. Highly active O Gauge model railroad enthusiast and diorama designer.

Yulia Agostini, Director

An experienced operations manager dedicated to employing proven methods and cutting-edge technology to meet business performance expectations. Maintaining contracts with vacation rentals and corporations like NBC Universal. Focused on sustainability in product development and tourism practices. She has managed everything from accounting to developing language-learning programs for tourists.  A vivid spokesperson who loves volunteering in parks and representing what matters for this planet.

Tais Generosi, Director

Tais is certainly no stranger to sustainability and all things lovely! She is skilled in occupational therapy and geriatrics care, has over ten years of experience in hospitality, and a designer and manufacturer of jewelry made from the products of the Amazon rainforest. She is native to Brazil and has always known the importance of the rainforest for our planet, as well as the native arts and crafts, and how having a project that can help support both will lead us to a better future.

Daniel Generosi, Director

An agronomist engineer from Brazil, Daniel has more than twenty years of experience in sustainability. As an expert in dendrometry, Daniel has helped restore tropical and desert areas. He participated in Editora Abril’s architecture, design, and landscaping exhibitions. He is an expert in sustainable practices and has a passion to reforest degraded areas and to keep the world’s flora alive and well for the future.

Peter van Deijssel, Director

With a passion for web and graphic design, Peter has a lot to offer to keep any website running smoothly. Petive is a native of the Netherlands and currently lives in Brazil. Already fluent in three languages, Peter never stops learning. He is passionate about the ever-evolving technologies and loves exploring new advertising strategies.

Lara Piretti, Director

A shining example of a strong American woman, Lara has a wide range of experience, from managing finance and insurance contracts to launching her own business. If you are looking for someone who can handle it all and stay on top of it, look no further! Lara excels at negotiations with clients and businesses, has a keen eye on details, and can certainly assist with anything that a young company may ever need.

Legal Proceedings

From time to time, the Company may be involved in legal proceedings. The results of such legal proceedings and claims cannot be predicted with certainty and, regardless of the outcome, legal proceedings could have an adverse impact on the Company’s business plan, because of defense and settlement costs, diversion of resources, and other factors. As of the date of this Offering Circular, the Company is not subject to any material legal proceedings, nor, to the Company’s knowledge, are any material legal proceedings pending or threatened against the Company.

We intend to provide such periodic updates electronically at our website at www.amazonfunparks.com, and documents will be provided electronically and via email. You may access and print all periodic updates provided through our website. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. We will provide you with paper copies at any time upon request. The contents of our website are not incorporated by reference in or otherwise a part of this Offering Circular.

Indemnification of Officers and Directors

Our Bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

We intend to enter into separate indemnification agreements with our directors and Officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, will provide that we will indemnify our directors and Officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or Officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and Officers.

There is currently no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

COMPENSATION OF DIRECTORS AND OFFICERS

Compensation of our Board members and Officers is as follows:

Name	Capacity in which compensation was received	Cash Compensation	Other Compensation	Total Compensation
Edward German	Officer	$2,000		$2,000
Vaughn German	Officer	$2,000		$2,000
Yulia Agostini	Officer	$2,000		$2,000
Tais Generosi	Director	$2,000		$2,000
Daniel Generosi	Director	$2,000		$2,000
Lara Piretti	Director	$2,000		$2,000
Peter van Deijssel	Director	$2,000		$2,000

Key Man Insurance

We do not have key man insurance on any Officer or member of the Board.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

As of the date of this Offering Circular, the following table sets forth information regarding beneficial ownership of our capital stock by:

●each person, or group of affiliated persons, known by us to beneficially own 5% or more of our common stock;

●each of our named Officers;

●each of our directors and director nominees; and

●all of our current Officers, directors and director nominees as a group.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such a percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

	Pre-Offering			Post-Offering[1]
Name	No. of Shares of Common Stock[2]	No. of Shares of Preferred Stock	Voting %[2]	No. of Shares of Common Stock[3]	No. of Shares of Preferred Stock	Voting %[3]
Edward German	21,000,000	0	7.00%	21,000,000	0	7.00%
Yoel Blumenfeld	48,600,000	0	16.20%	48,600,000	0	16.20%
Norman Jones	39,300,000	0	13.10%	39,300,000	0	13.10%
Taís Helena Cesa Generosi	29,700,000	0	9.90%	29,700,000	0	9.90%

[1]Assumes the Company raising the maximum amount of this offering and none of the above identified beneficial owners purchase shares of Common Stock in this offering.

[2]Prior to the offering, our Officers and directors collectively own 78,300,000 shares of Common Stock or 46.2% of the voting shares of Common Stock of the Company.

[3]After the offering, assuming the offering is fully subscribed, our Officers and directors collectively own 78,300,000 shares of Common Stock or 46.2% of the voting shares of Common Stock of the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The Management’s Discussion and Analysis may contain forward-looking statements. Investors should not place undue reliance on forward-looking statements, and should consider carefully the statements made in “Risk Factors” and elsewhere in this Offering Circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in the Company’s forward-looking statements, and that could materially and adversely affect the Company’s business, operating results and financial condition.

The Management’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this Offering Circular.

Overview

The Company intends to raise $75,000,000 in order to pay for the land, architect, engineers and operating expenses in order to construct a theme park in Las Vegas.

Operating History of the Company

The Company has limited operating history and has not yet earned any revenues, which may make it difficult for potential investors to evaluate the Company’s business and assess the future viability and prospects of the Company. The Company, at this time, has limited assets and resources.

Emerging Growth Company

Upon the completion of this offering, we may elect to become a public reporting company under the Exchange Act. We will qualify as an “emerging growth company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●submit certain executive compensation matters to Stockholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Going Concern

Our current financial condition and the uncertainty surrounding our ability to consummate this offering raises substantial doubt regarding our ability to continue as a going concern. As shown in the accompanying financial statements, we have sustained losses from operations since inception and do not have a predictable revenue stream. Our financial statements are prepared on the basis that our Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty related to our ability to continue as a going concern.

Results of Operations

 As of the date of this Offering Circular, the Company has not commenced operations. Having not commenced active operations, the Manager is not aware of any material trends or uncertainties, favorable or unfavorable, other than economic conditions affecting the commercial and residential real estate industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

The following table sets forth a summary of our cash flows for the periods presented:

Capital Expenditures and Other Obligations

We have not incurred capital expenditure in the timeframe of 2021 – 2022.

Our Plan of Operation

The Company intends to raise $75,000,000 in order to pay for the land, architect, engineers and operating expenses. In addition, as we estimate the cost of construction of the theme park to be in the vicinity of $200,000,000 to $250,000,000 million, $40,000,000 to $50,000,000 would be put into an escrow account as a twenty percent (20%) guarantee of a construction loan. We are already in talks with our construction company.

We can provide no assurances, however, that we will be able to successfully raise sufficient funds in this offering or through other means to begin to execute these plans and to reach the stage when we will be able to generate revenue from our resort parks, including the Project. Also, we cannot assure you that we will be able to raise additional capital or debt as and when needed on acceptable terms if at all.

We believe that the actions presently being taken to further implement our business plan and generate revenues, including the financing plans discussed above, will provide the opportunity for us to develop into a successful business operation.

Off-Balance Sheet Arrangements

As of April 30, 2023, we did not have any off-balance sheet arrangements.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by the Company as of the specified effective date. The Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

 In May 2014, the FASB issued ASU, 2014-09—Revenue from Contracts with Customers (Topic 606), or ASU 2014-09, and further updated through ASU 2016-12, or ASU 2016-12, which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount to which an entity expects to be entitled to when products are transferred to customers. This guidance is effective for annual reporting periods, and interim periods within those years, beginning December 15, 2018 for non-public entities. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The adoption of ASU 2014-09 had no material impact on the Company’s financial statements and related disclosures.

In June 2018, the FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. As a result, most of the guidance in ASC 718 associated with employee share-based payments, including most requirements related to classification and measurement, applies to nonemployee share-based payment arrangements. This standard is effective beginning in the first quarter of 2019, with early adoption permitted. The adoption of ASU 2018-07 is not expected to have a material effect on the Company’s financial statements.

Related Party Disclosure

As of April 30, 2023, we did not have any related party disclosures.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into our Company. When our Company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares. Dilution may also be caused by pricing securities at a value higher than book value or expenses incurred in the offering.

Purchasers of our shares in this offering will experience an immediate dilution of net tangible book value per share from the public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares and the net tangible book value per share immediately after this offering.

After giving effect to the sale of our shares in this offering at an assumed public offering price of $1.25 per share, and after deducting the estimated offering expenses payable by us, our adjusted net tangible book value at May 31, 2023 would have been $1.13 per share, assuming the sale of the maximum number of shares offered for sale in this offering. Assuming the sale of the maximum number of shares offered for sale in this offering, this represents an immediate increase in net tangible book value per share of $5.00 to the existing stockholders and no dilution in net tangible book value per share of $1.25 to new investors who purchase shares in the offering.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing shares.

Offering price per share	$1.25
Net tangible book value per share at May 31, 2023	$1.13
Adjusted future net tangible book value per share after this offering	$5.00
Increase in net tangible book value per share to the existing Stockholders	$3.75
Dilution in net tangible book value per share to new investors	$0.12

The following table sets forth, assuming the sale of the maximum number of shares offered for sale in this offering (after deducting our estimated offering expenses), the total number of shares previously sold to existing stockholders, the total consideration paid for the foregoing and the average price paid per share. As the table shows, new investors purchasing shares may in certain circumstances pay an average price per share substantially higher than the average price per share paid by our existing stockholders.

	Shares Purchased				Total Consideration		Avg. Price
	Number of Outstanding Shares	% of Outstanding Shares	Number of Shares on a Fully Diluted, As-Converted Basis	% on Fully Diluted, As-Converted Basis	Amount	%	Per Share (Using Number of Shares on a Fully Diluted, As-Converted Basis)
Common Stock	240,000,000	80%	240,000,000	80%	$300,000,000	80%	$1.25
New Investors	60,000,000	20%	60,000,000	20%	$75,000,000	20%	$1.25
Total	300,000,000	100%	300,000,000	100%	$375,000,000	100%	$1.25

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by our Company. The investor’s stake in our Company could be diluted due to our issuing additional shares. In other words, when we issue more shares, the percentage of our Company that you own will go down, even though the value of our Company may go up. You will own a smaller piece of a larger company. This increase in the number of shares outstanding could result from a stock offering (such as a public offering, another crowdfunding round, a venture capital round or an angel investment), employees exercising stock options, or by conversion of certain instruments (such as convertible bonds, preferred shares or warrants) into stock.

If we decide to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if we offer dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into our Company).

The type of dilution that hurts early-stage investors most occurs when a company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●In June 2021, an investor invests $20,000 for shares that represent 2% of a company valued at $1 million.

●In December 2021, the company was doing very well and sold $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. The investor now owns only 1.3% of the company but the investor’s stake is worth $200,000.

●In June 2022, the company ran into serious problems and in order to stay afloat it raised $1 million at a valuation of only $2 million (the “down round”). The investor now owns only 0.89% of the company and the investor’s stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round,” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that we have issued (and may issue in the future) and the terms of those notes.

If you are making an investment expecting to own a certain percentage of our Company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by us. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

DESCRIPTION OF CAPITAL STOCK

General

The Company is offering up to 60,000,000 shares of Common Stock.

The following description summarizes the most important terms of the Company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of Company’s Articles, Bylaws and Stockholders’ Agreement, copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of the Company's capital stock, you should refer to the Articles, Bylaws and Stockholders’ Agreement and to the applicable provisions of New York law.

The Company is authorized to issue up to 300,000,000 shares of Common Stock without par value.

Common Stock

As of the date of this Offering Circular, 240,000,000 shares of our Common Stock are issued and outstanding.  The Company has not issued any stock options for Common Stock or warrants for shares of Common Stock.

Voting Rights: Holders of Common Stock shall have one vote per one share of Common Stock.  There is no cumulative voting

Dividends: The holders of the Common Stock shall be entitled to receive, when, as and if declared by the board of directors, out of any assets of this corporation legally available therefor, any dividends as may be declared from time to time by the board of directors.  The company does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Liquidation: In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share in the net assets legally available for distribution to Stockholders after the payment of all debts and other liabilities of the Company.

Transferability: The Company’s Common Stock is not freely transferable and is subject to the transfer restrictions in the Stockholders’ Agreement, including a right of first refusal in favor of the Company.  Additionally, the Company’s Common Stock is not registered under the Securities Act or under the securities law of any state or other jurisdiction.  Shares of the Company’s Common Stock are “restricted securities” and may be resold by Stockholders only in compliance with Rule 144 promulgated under the Securities Act. Notwithstanding the foregoing, Common Stock is generally transferable to any one or more members of a class consisting of the Stockholder’s spouse, descendants, guardian or conservator, to a trust for the benefit of any one or more members of such class.

Tag Along / Drag Along. The Stockholders' Agreement contains a drag along, which would operate to force all Stockholders to sell their shares of Common Stock  in a transaction in which at least 2/3rds of the voting interest in the Company are selling their shares of Common Stock to a third party purchaser who was not already a Stockholder and the initiating Stockholders provide notice to force all other Shareholders to also enter into the transaction.  The Stockholders’ Agreement also contains a tag along, which would become operative in the event that at least 2/3rds of the voting interest in the Company are selling their shares of Common Stock to a third party purchaser who was not already a Stockholder and do not provide a drag along notice.  The tag alone would allow non-transferring Stockholders the right to participate in the sale on the same terms and conditions.

Transfer Agent and Registrar

As of the date of this offering circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we are required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions provided under the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

●acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

●a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to any of those described above.

ERISA CONSIDERATIONS

An investment in us by an employee benefit plan is subject to additional considerations. This is because investments by employee benefit plans are subject to Employee Retirement Income Security Act of 1974, as amended (“ERISA”) fiduciary responsibility and prohibited transaction provisions and to restrictions imposed by Code Section 4975. The term “employee benefit plan” includes without limitation qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

●whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

●whether in making the investment, the investing plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

●whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

ERISA is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (“DOL”), under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA, or ERISA Plans, and their legal advisors. The person having investment discretion concerning assets of an employee benefit plan is generally referred to as a “fiduciary”. Such a person should determine whether an investment in us is authorized by the applicable governing plan instrument and whether it is a proper investment for the plan.

ERISA Section 406 and Code Section 4975 prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance concerning whether assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under certain circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(1)equity interests acquired by employee benefit plans are publicly offered securities — for example, the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

(2)the entity is an “operating company” — for example, it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we believe that we qualify as an “operating company”. If the Department of Labor were to ever take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our Common Stock.

Plan fiduciaries contemplating a purchase of shares offered hereunder are highly encouraged to consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF ORDERS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS REGARDING INVESTMENTS BY ANY PARTICULAR PLAN OR THAT AN INVESTMENT WITH US IS APPROPRIATE FOR ANY PARTICULAR TYPE OF PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT THEIR ATTORNEY AND FINANCIAL ADVISORS AS TO THE APPROPRIATENESS OF AN INVESTMENT IN US BASED ON CIRCUMSTANCES OF THE PARTICULAR PLAN.

REPORTS

We will furnish the following reports, statements, and tax information to each Stockholder:

Reporting Requirements under Tier II of Regulation A.   Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: (i) an annual report with the SEC on Form 1-K; (ii) a semi-annual report with the SEC on Form 1-SA; (iii) current reports with the SEC on Form 1-U; and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

Annual Reports.   As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending December 31, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each Stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the Stockholders.

Tax Information.   On or before December 31 of the year immediately following our fiscal year, which is currently January 1 through December 31, we will send to each Stockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

Stock Certificates.   We do not anticipate issuing stock certificates representing shares purchased in this offering to the Common Stockholders. However, we are permitted to issue stock certificates and may do so at the request of our transfer agent. The number of shares held by each Stockholder, will be maintained by us or our transfer agent in our Company register.

LEGAL MATTERS

We have retained Centarus Legal Services, PC to advise it in connection with the preparation of this Offering Circular, the Subscription Agreement and any other documents related thereto.  Centarus Legal Services, PC has not been retained to represent the interests of any Stockholder in connection with this offering. All prospective investors that are evaluating or purchasing shares of Common Stock should retain their own independent legal counsel to review this Offering Circular, the Subscription Agreements and any other documents and matters related whatsoever to this offering, and to advise them accordingly.

EXPERTS

Our financial statements for the year ended December 31, 2022 included in this offering circular have been audited by Mabcon Business Services, an independent registered public accounting firm, as stated in its report appearing herein.  Such financial statements have been included in reliance upon the report of such a firm given upon its authority as an expert in accounting and auditing.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase shares of Common Stock who satisfy the “qualified purchaser” standards should proceed as follows:

●Read this entire Offering Circular (including all Exhibits hereto) and any supplements accompanying this Offering Circular.

●Electronically complete and execute a copy of the Subscription Agreement. A specimen copy of the Subscription Agreement, including instructions for completing it, is included in this Offering Circular as Exhibit 4.1.

By executing the Subscription Agreement and paying the total purchase price for our shares of Common Stock subscribed for, each investor agrees to accept the terms of the Subscription Agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, and for non-accredited investors that such subscription for shares of Common Stock does not exceed ten percent (10%) of the greater of such investor’s annual income or net worth (for natural persons), or ten percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon investors but will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

Right to Reject Subscriptions.   After we receive your complete, executed Subscription Agreement and the funds required under the Subscription Agreement have been received, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, generally without interest and without deduction.

Acceptance of Subscriptions.   Upon our acceptance of a Subscription Agreement, we will countersign the Subscription Agreement and issue the shares subscribed at closing. Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Minimum Purchase Requirements

You must initially purchase at least five hundred (500) shares of Common Stock at a price of $1.25 per share of Common Stock. We reserve the right to revise the minimum purchase requirements in the future.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This Offering Circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Amazon Fun Parks, Inc.

1 World Trade Center, Ste. 8500

New York, 10007

Phone: 800 259 9968, 641 779 3174

Email: finance@amazonfunparks.com

Within 120 days after the end of each fiscal year we will electronically provide to our Stockholders to record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to Stockholders. The Company does not intend to send paper copies out of its reports unless requested in writing by a Stockholder.

*** End of Document ***

PART II

AMAZON FUN PARKS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF 12/31/2022 AND FOR THE PERIOD FROM 1/1/2021 TO 12/31/2022

Together with

MABCON BUSINESS SERVICES

Auditor’s Report

Amazon Fun Parks Inc.

New York. N.Y.

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statements of Amazon Fun Parks Inc. (the “Company”) which comprise the balance sheet of the Company as of December 31, 2022, and the related statements of operations, changes in shareholders’ equity, and cash flows for the period for the relevant periods and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022, the results of the Company’s operations and its cash flows for the period ended December 31, 2022 and cash flows for the period ended December 31, 2022, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the Balance Sheet of the financial statements, the Company had a lack of liquid assets, nominal cash, and limited operations since inception. For the period ended December 31, 2022 the Company had a loss of $1,173 and incurred a negative operating cash flow and is dependent upon its manager to fund its current and ongoing cash flow needs. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole as of December 31, 2022, and for the period then ended, are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

• Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Auditor

Mabcon Business Services

Trinidad, West Indies

April 30, 2023

AMAZON FUN PARKS INC.

BALANCE SHEET

As at 31st December 2022

		2022	2021
	Notes
ASSETS
Receivables		19,500	12,880
Cash and cash equivalents		482	855

Total assets		$19,982	$13,735

EQUITY AND LIABILITIES
Capital and Reserves
Equity		23,936	16,516
Loans		-	-
Accumulated profits/(losses)		(2,781)	-
Deficit for year		(1,173)	(2,781)
Total		19,982	13,735

Total equity and liabilities		$19,982	$13,735

ON BEHALF OF THE BOARD

CHAIRMAN

TREASURER

The notes on pages 5 form an integral part of these financial statements

AMAZON FUN PARKS INC.

INCOME AND EXPENDITURE STATEMENT

For the year ended 31st December 2022

	2022	2021
INCOME
Fees	$-	$-

EXPENSES
Administration	-	1,500.00
Office Supplies	-	401.00
Miscellaneous	483.00	600.00
Fees	690.00	280.00
	1,173.00	2,781.00

(Deficit)/Surplus for the year	$(1,173)	$(2,781)

The notes on pages 5 form an integral part of these financial statements

AMAZON FUN PARKS INC.

CASH FLOW STATEMENT

For the year ended 31st December 2022

	2022	2021

Cash flows from operating activities

Cash deposits	$7,700	$15,190
Cash paid to employees and suppliers	8,073	14,820
Surplus/(Deficit)from operating activities	(373)	370

Cash flows re. investing activities
Purchase of assets	-	-
Loan Repayment	-	-
Total Outflows	-	-

Net (decrease) increase in cash and cash equivalents	(373)	370

Cash and cash equivalents at beginning of period	855	485

Cash and cash equivalents at end of period	$482	$855

The notes on pages 5 form an integral part of these financial statements

AMAZON FUN PARKS INC.

Notes to the Financial Statements for the year ended 31st December 2022

1.Incorporation and principal activities

Amazon Fun Parks, Inc. was originally incorporated as Amazone USA Real Estate Holdings Inc in 2016, registered in the State of New York, including a subsidiary of the corporation registered in Brazil as Amazon Fun Parks, S.A. with the mission of creating Theme Parks, entertainment and enlightenment on the significance of the RainForest's vital role in the earth's atmosphere. The organisation is currently in the process of planning the physical structuring and financing of  the Fun Park to be located in New York .

2.Significant accounting policies

(i)These financial statements have been prepared in accordance with the US GAAP

(ii)The accounts have been prepared on the historic cost basis and no consideration has been taken as to the effects of inflation.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

Exhibit 2.1	Certificate of Amendment of the Certificate of Incorporation; Certificate of Incorporation
Exhibit 2.2	Bylaws
Exhibit 2.3	Stockholders’ Agreement
Exhibit 4.1	Subscription Agreement
Exhibit 11.1	Auditor’s Consent
Exhibit 12.1	Opinion of Centarus Legal Services Ltd

.

SIGNATURES

Pursuant to the requirements of Regulation A, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular and the correlating Offering Statement to be signed on its behalf, by the undersigned, thereunto duly authorized, in the city of New York NY.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Amazon Fun Parks, Inc., a New York
corporation

By:	/s/ Edward German
Printed Name: Edward German
Title: President
Date: September 26, 2023

By:	/s/ Yulia Agostini
Printed Name: Yulia Agostini
Title: Officer
Date: September 26, 2023